As filed with the Securities and Exchange Commission on November 16, 1998

                                                        Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                  23-0970240
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

         P.O. Box 8699
       2301 Market Street
         Philadelphia, PA                               19101
(Address of principal executive offices)              (Zip Code)


                               PECO ENERGY COMPANY
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

            J. Barry Mitchell, Vice President - Finance and Treasurer
                               PECO Energy Company
                                  P.O. Box 8699
                               2301 Market Street
                             Philadelphia, PA 19101
                     (Name and address of agent for service)
                                 (215) 841-4000
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

     JAMES W. DURHAM, ESQ.              BRIAN J. DOUGHERTY, ESQ.
     Senior Vice President              Morgan, Lewis & Bockius LLP
       and General Counsel              2000 One Logan Square
     P.O. Box 8699                      Philadelphia, PA  19103
     2301 Market Street                 (215) 963-4833
     Philadelphia, PA  19101
     (215) 841-4000

                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================================
     Title of securities            Amount to be            Proposed maximum          Proposed maximum              Amount of
      to be registered               registered              offering price              aggregate               registration fee
                                                             per share (1)           offering price (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par         2,500,000 shares              $40.406                 $101,015,000                $28,082.17
value
====================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee. The price shown is based upon $40.406 per share, which is the average of the high and low prices on the New York Stock Exchange Composite Transactions for November 12, 1998 for securities of the same class as those to be offered, in accordance with Rule 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by PECO Energy Company (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

               (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

               (c) The Registrant's Current Reports on Form 8-K dated January 9, 1998, January 15, 1998, January 22, 1998, January 23, 1998, January
          26, 1998, April 30, 1998, May 14, 1998, May 22, 1998, July 17, 1998
          and October 15, 1998.

               (d) The Registrant's Registration Statement on Form 8-A relating to certain classes of securities, as amended by Form 8 filed on October 24, 1991.

          All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Experts

          The consolidated financial statements of the Registrant as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been incorporated by reference in the Registration Statement in reliance upon the report by PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on financial statements of the Registrant at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Chapter 17, Subchapter D ("Subchapter D") of the Pennsylvania Business Corporation Law of 1988, as amended, (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify any director or officer against liabilities and expenses such person may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending such actions if they are successful on the merits or otherwise in the defense of such actions.

          Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However,
Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

          PECO Energy's Bylaws provide that PECO Energy is obligated to indemnify directors and officers and other persons designated by the Board of Directors against any liability including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. The Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or to be attributable to receipt from PECO Energy of a personal benefit to which the recipient is not legally entitled.

          As permitted by the PBCL, PECO Energy's Bylaws provide that directors generally will not be liable for monetary damages in any action whether brought by shareholders directly or in the right of PECO Energy or by third parties unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

          PECO Energy maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number    Exhibit

   4.1 Specimen copy of Common Stock certificate (Incorporated by reference to Exhibit 2(a)-1, File No. 2-53126)

   4.2    PECO Energy Company 1998 Stock Option Plan

   4.3 Form of grant instrument for options under the PECO Energy Company 1998 Stock Option Plan

   5 Opinion of Morgan, Lewis & Bockius, LLP regarding legality of securities being registered

   23.1 Consent of Morgan, Lewis & Bockius, LLP (included in its opinion filed as Exhibit 5)

   23.2   Consent of PricewaterhouseCoopers LLP

   24     Powers of Attorney

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 16th day of November 1998.

                                              PECO ENERGY COMPANY


                                              By: /s/ Corbin A. McNeill, Jr.
                                                  ------------------------------
                                                  Corbin A. McNeill, Jr.
                                                  Chairman, President and
                                                  Chief Executive Officer


          Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                       Capacity                       Date

/s/ Corbin A. McNeill, Jr.
---------------------------  Chairman, President and Chief     November 16, 1998
Corbin A. McNeill, Jr.       Executive Officer (Principal
                             Executive Officer)

/s/ Michael J. Egan
---------------------------  Senior Vice President - Finance   November 16, 1998
Michael J. Egan              and Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

          This registration statement has also been signed by C. A. McNeill, Jr., as Attorney-in-Fact, on behalf of the following Directors on the date indicated:

          Susan W. Catherwood                   Richard H. Glanton
          Daniel L. Cooper                      Rosemarie B. Greco
          M. Walter D'Alessio                   John M. Palms
          G. Fred DiBona, Jr.                   Joseph F. Paquette, Jr.
          R. Keith Elliott                      Ronald Rubin
                                  Robert Subin

By: /s/ Corbin A. McNeill, Jr.                                 November 16, 1998
    --------------------------
    C. A. McNeill, Jr.
    (Attorney-in-Fact)

                                INDEX TO EXHIBITS



                                                                    Sequentially
       Exhibit                                                        Numbered
       Number                    Exhibit                                Page

        4.1     Specimen copy of Common Stock certificate (Incorporated
                by reference to Exhibit 2(a)-1, File No. 2-53126)           -

        4.2     PECO Energy Company 1998 Stock Option Plan                  7

        4.3     Form of grant instrument for options under the PECO
                Energy Company 1998 Stock Option Plan                      14

        5       Opinion of Morgan, Lewis & Bockius, LLP regarding
                legality of securities being registered                    18

        23.1    Consent of Morgan, Lewis & Bockius, LLP (included in its
                opinion filed as Exhibit 5)                                 -

        23.2    Consent of PricewaterhouseCoopers LLP                      19

        24      Powers of Attorney                                         20